Exhibit 10.6

                              EMPLOYMENT AGREEMENT


         THIS AGREEMENT is made as of the 19th day of May, 1999, by and between JLL VENTURES ACQUISITION CORP., a Delaware corporation (hereinafter "Company"), and Frank Layland an individual (hereinafter "Employee").

                              W I T N E S S E T H:

         WHEREAS, on the date hereof, the Company acquired CNF Inc., a California corporation ("CNF"), pursuant to the terms of an Agreement and Plan of Merger (the "Merger Agreement");

         WHEREAS, pursuant to the Merger Agreement the parent of the Company assumed CNF's Stock Option Plan and all obligations of CNF thereunder, including the obligation to issue securities to Employee upon exercise of options owned of record by Employee which have been issued under such plan; and

         WHEREAS in connection with the Merger Agreement, Employee agreed to become employed with the Company upon the terms and conditions herein contained.

         NOW, THEREFORE, in consideration of the mutual premises and covenants of the parties contained within the Merger Agreement and in this Agreement, the parties hereto, do hereby agree as follows:

         1. Employment and Term.

                  A. The Company hereby employs Employee and Employee hereby accepts employment by the Company as its Director of Operations. Employee agrees to serve the Company in such capacity, subject to the terms and conditions of this Agreement, for a term, commencing on the date hereof and expiring three years from that date of this Agreement (the "Term").


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         2. Duties.

                  A. During the Term, Employee shall use his best efforts to perform all duties required in furtherance of his position, including without limitation all such duties as are customarily associated with such position or as are assigned to him from time to time by executive management or the Board of Directors of the Company.

                  B. Employee shall diligently and faithfully devote his entire time, energy, skill, and best efforts to the performance of his duties under this Agreement. Employee shall conduct himself at all times so as to advance the best interests of the Company, and shall not undertake or engage in any other business activity or continue or assume any other business affiliations which conflict or interfere with the performance of his services hereunder without the prior written consent of the Board of Directors of the Company. Employee also agrees that he shall not usurp or misappropriate, either to himself, or to any other person or entity, any corporate or other opportunities that would otherwise be available to the Company.

         3. Compensation.

                  A. The Company shall pay Employee and Employee shall accept, as his base compensation ("Base Compensation") for all services rendered to the Company pursuant hereto, an annual salary of $85,000, to be paid in accordance with the general payroll practices of the Company as from time to time in effect, subject to all applicable federal and state tax withholding requirements. Employee shall also be entitled, subject to the terms and conditions of particular plans and programs, to all fringe benefits afforded to other employees holding similar positions with the Company in the discretion of the Board of Directors, including, but not limited to, the right to participate in any pension, retirement, major medical, group health, disability, accident


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and life insurance, and other employee benefit programs made generally available, from time to time, by the Company (collectively, "Benefits").

                  B. In addition to Base Compensation, a "Discretionary Bonus" may be awarded to Employee on the basis of merit performance on an annual basis in the discretion of the Company's Board of Directors or Compensation Committee. Base Compensation and Discretionary Bonus shall hereinafter collectively be referred to as "Compensation."

                  C. Employee shall be entitled to participate in any stock option programs adopted by the Company to the extent determined on a discretionary basis by the Board of Directors of the Company or Compensation Committee thereof.

         4. Vacation and Reimbursement of Expenses.

                  A. Employee shall receive paid vacation in each calendar year in accordance with the written policy of the Company, or as otherwise determined by executive management or the Board of Directors of the Company, applicable to employees holding similar positions within the Company to be taken at times which do not unreasonably interfere with the performance of the Employee's duties hereunder; provided, however, in the event that Employee is entitled to in excess of ten (10) paid vacation days, Employee shall not schedule more than ten (10) consecutive days of vacation during any three month period without the prior written consent of the Company's Chief Executive Officer or the Chief Financial Officer.

                  B. Employee shall be reimbursed for such reasonable expenses as are directly incurred for the business of the Company upon presentation by Employee of an itemized account of such expenditures, but only to the extent that such expenses are deductible to the Company pursuant to rules and regulations adopted by the United States Internal Revenue Service;


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

provided, that any expenses are in accordance with Company policy, only if such expenses are pre-approved in writing by the Company's Chief Executive Officer or Chief Financial Officer.

         5. Termination.

                  A. Employee's employment and rights to Compensation and Benefits hereunder shall terminate immediately if Employee voluntarily leaves the employment of the Company; except that the Company shall have the obligation to pay Employee such portion of his Base Compensation provided for in Section 3.A hereof as may be accrued but unpaid on the date Employee voluntarily leaves the employment of the Company. In the event that Employee voluntarily leaves the employment of the Company, he shall provide at least ninety (90) days' written notice.

                  B. The Company may at any time, upon written notice to Employee giving the reasons therefor, terminate Employee's employment and his right to Compensation hereunder "For Cause." As used herein, the term "For Cause" shall be defined to include: (i) failure to achieve those individual or corporate performance goals which shall be determined from time to time by executive management of the Company; (iii) conviction of Employee of any felony, fraud, embezzlement, or crime of moral turpitude; (iv) controlled substance abuse or drug addiction; (v) alcoholism which interferes with or affects Employee's responsibilities; (vi) grossly negligent, reckless or intentional misconduct which is materially injurious to the Company; (vii) violation of any express written direction of or any reasonable written rule or regulation established by the Company' Board of Directors from time to time which violation has not been cured to the Company's satisfaction within thirty (30) calendar days of the dispatch of written notice to the Employee of the violation. In the event of a termination For Cause, Employee's employment and right to Compensation and Benefits hereunder shall terminate immediately, except that the



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

Company shall have the obligation to pay Employee such portion of his Base Compensation as may be accrued but unpaid on the date his employment is terminated.

                  C. Commencing on the one (1) year anniversary of the Agreement, Employee may also be terminated for any reason ("Without Cause") in the discretion of the Board of Directors of the Company. In the event of a termination Without Cause, Employee's employment and right to Compensation and Benefits shall terminate immediately and Employee shall, in lieu thereof, be entitled to severance pay consisting of a continuation of Base Compensation and Benefits for a period of six (6) months. During the period in which payments are made to Employee pursuant to this Section 5.C, Employee shall remain subject to the limitations identified in Section 6 hereafter.

         6. Confidentiality and Related Matters.

                  A. Acknowledgment of Nature and Value of Confidential
Information: For the purposes of this Section 6 only, the term "Company" shall include the Company, CNF, JLL Ventures (Delaware) Corp., a Delaware Corporation ("JLL"), and all subsidiaries of JLL. Employee recognizes, acknowledges and agrees: (i) that in the course of Employee's employment by the Company it has been and will continue to be necessary for Employee to acquire, in a fiduciary capacity of trust, information which could include, in whole or in part, but is not limited to: information concerning the Company's rate schedules; rate quotations; the names, addresses, credit terms and nature of services provided by the vendors utilized by the Company; the names, addresses, credit terms and nature of services provided to customers of the Company; the identity of the Company's suppliers, sales representatives, shippers or other entities with whom Employee has come into contact as a result of his employment with the Company, or which should otherwise come into his knowledge during the term of this Agreement; the salaries, skills, education or abilities of the Company's employees; the Company's sales, sales volume, sales



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methods and sales proposals; the identities of the Company's customers and/or prospective customers; the identities of key purchasing personnel in the employ of customers and prospective customers; the amounts and/or kinds of customers' purchases from the Company; the Company's sources of information and supply; the Company's products and product designs; the Company's computer programs, system documentation, source code, algorithms, special hardware or software, service or product hardware or software, and related software or hardware development; any useful process, machine or other device or composition of matter which is new and which is being used or studied by the Company and is not described in a patent or described in any literature already published and distributed externally by the Company; the Company's manuals, formulae, tools, processes, methods, machines, compositions, ideas, improvements, trade secrets, including but not limited to information falling under the definition of "trade secret" pursuant to the Uniform Trade Secret Act (or, if applicable, the version thereof adopted by Delaware), patents, inventions, intellectual property, or other information or materials relating to the Company's affairs (collectively referred to herein as the "Confidential Information"); (ii) that the Confidential Information is the property of the Company and constitutes a major asset of the Company; (iii) that the use, misappropriation or disclosure of the Confidential Information would constitute a breach of trust and could cause irreparable injury to the Company; and (iv) that it is essential to the protection of the Company's goodwill and to the maintenance of the Company's competitive position that the Confidential Information be kept secret and that Employee neither disclose the Confidential Information to others nor use the Confidential Information to Employee's own advantage or to the advantage of others.

                  B. Acknowledgment of Necessity for Protections of Company's Business. Employee further recognizes, acknowledges and agrees that it is essential for the proper



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

protection of the business of the Company that Employee shall not: (i) solicit or induce any employee of the Company to leave the employ of the Company; (ii) hire or attempt to hire any employee of the Company; (iii) solicit the trade of, or trade with, the customers or suppliers of the Company for any business purpose other than that of the Company; and (iv) compete against the Company for a reasonable period of time and within a reasonable geographic area following the termination or nonrenewal of Employee's employment with the Company, as more fully addressed in Section 6.F, below.

                  C. Work Made For Hire. Employee hereby acknowledges and agrees that each of the copyrightable works authored by Employee related to the business of the Company (including without limitation, all software and related documentation, and all written and graphic materials prepared or conceived by Employee), alone or with others, during Employee's employment with the Company shall be deemed to be works prepared by Employee within the scope of Employee's employment with the Company and, as such, shall be deemed to be "works made for hire" under the United States copyright laws from the inception of creation of such works. In the event that any of such works shall be deemed by a court of competent jurisdiction not to be a "work made for hire," this Agreement shall operate as an irrevocable assignment by Employee to the Company of all right, title and interest in and to such works, including, without limitation, all worldwide copyright interests therein, in perpetuity. The fact that such copyrightable works are created by Employee outside of the Company's facilities or other than during Employee's working hours with the Company shall not diminish the Company's right with respect to such works which otherwise fall within this paragraph. Employee agrees to execute and deliver to the Company such further instruments or documents as may be requested by the Company in order to effectuate the purposes of this paragraph.



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

                  D. Non-Disclosure of Confidential Information. In recognition and consideration of Executive's employment, Compensation and Benefits, the information which the Company has given and will give Executive regarding the Company's business, the Executive's introduction to the Company's customers and prospective customers made in the course of Executive's employment with the Company, and the carefully-guarded methods of doing business which the Company utilizes and deems crucial to the successful operation of its business, Executive has held, and agrees to continue to hold and safeguard, the Confidential Information in trust and in a fiduciary capacity for the Company, its successors and assigns. Employee expressly agrees that he shall not, without the prior written consent of the Company, misappropriate or disclose or make available to anyone for use outside the Company's organization at any time, either during Employee's employment with the Company or subsequent to the termination or nonrenewal of such employment with the Company, for any reason, including without limitation termination by the Company For Cause or Without Cause, any of the Confidential Information, whether or not developed by Employee, except as required by the Company in the performance of Employee's duties to the Company. Notwithstanding the above, term "Confidential Information" shall not include information which becomes generally available to the public (other than as a result of disclosure by the Executive). Furthermore, if you are formally required to disclose any Confidential Information in the context of a civil, governmental or regulatory proceeding, you shall provide the Company with prompt notice of any such requirement so that the Company may seek an appropriate protective order or waive compliance with the provisions off this Agreement. If, failing the entry of a protective order or the receipt of a waiver hereunder, you are, in the opinion of your counsel, compelled to disclose Confidential Information or else stand liable for contempt of suffer other censure or penalty, you may disclose that portion of the Confidential



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

Information which your counsel advises you to disclose. In any event, you will not oppose action by, and will cooperate with the civil, governmental or regulatory agency to obtain an appropriate protective order or other reliable assurance that confidential treatment will be accorded the Confidential Information.

                  E. Disclosure of Works and Inventions/Assignment of Patents. In consideration of the promises set forth herein, Employee agrees to disclose promptly and fully to the Company, or to such person whom the Company may expressly designate for this specific purpose (its "Designee"), any and all works, inventions, discoveries and improvements authored, conceived or made by Employee, solely or with others, during the period of employment by the Company and where the subject matter of such works, inventions, discoveries or improvements results from or is suggested by any work which Employee may do for or on behalf of the Company shall have all rights to such works, inventions, discoveries and improvements, whether they are patentable or not. The fact that such works, inventions, discoveries and improvements are made or conceived by Employee outside of the Company's facilities or other than during the Employee's working hours with the Company shall not diminish the Company's rights with respect to such works, inventions, discoveries and improvements which otherwise fall within this paragraph. Employee agrees that, whenever he is requested to do so by the Company, during or after termination of Employee's employment by the Company, Employee shall execute or join in executing any and all applications, assignments or other instruments which the Company shall deem necessary to apply for and obtain Letters Patent or Copyrights of the United States or any foreign country or to otherwise protect the Company's interest therein, and Employee shall assign all such applications to the Company or its Designee, and shall provide the Company or its agents or attorneys with all reasonable assistance in the preparation and prosecution of patent



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

applications, drawings, specifications and the like, all at the expense of the Company, and shall do all that may be necessary to establish, protect and maintain the rights of the Company or its Designee in the works, inventions, discoveries, improvements, patent applications and Letters Patent in accordance with the spirit of this paragraph. Such obligations shall continue beyond the termination or nonrenewal of Employee's employment with respect to any works, inventions, discoveries and/or improvements that are authored, conceived of, or made by Employee during the period of Employee's employment, and shall be binding upon Employee's successors, assigns, executors, heirs, administrators or other legal representatives. The Company shall have no rights pursuant to this Agreement in any work, invention, discovery or improvement of the Employee made during the Term of Employee's employment by the Company if such work, invention, discovery or improvement has not arisen out of the or by reason of Employee's work with the Company or does not relate to the products, business or operations of the Company, although Employee shall nonetheless inform the Company of any such work, invention, discovery or improvement.

                  F. Restrictions on Competition. Employee covenants and agrees that, for and in consideration of the Compensation received hereunder, the sufficiency and receipt of which is hereby acknowledged, during the period of Employee's employment hereunder (and for the period during which payments are made pursuant to Section 5.C. hereof) and for a period of one (1) year thereafter, Employee shall not, in any state or foreign country in which the Company does business, engage, directly or indirectly, whether as principal or as agent, officer, director, employee, consultant, shareholder, or otherwise, alone or in association with any other person, corporation or other entity, in any "Competing Business". For purposes of this Agreement, the term "shareholder" shall exclude any interest owned by Employee in a public company to the



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

extent the Employee owns less than ten percent (10%) of any such company's outstanding common stock. For the further purposes of this Agreement, the term "Competing Business", shall mean any person, corporation or other entity that is engaged in the business of selling portable computer peripherals or similar products being manufactured, developed, sold, distributed or licensed by the Company which directly competes with the business of the Company at the time of such termination or nonrenewal. Accordingly, the Company is granted the right by Employee to apply to any court of competent jurisdiction for one or more temporary or permanent injunctions enjoining Employee, his agents and employees, from violating the provisions of this Agreement and/or from continuing to breach such provisions. This Section 6.F shall not be effective for any purpose whatsoever if Employee is terminated Without Cause, except during the period during which payments are made pursuant to Section 5.C hereof.

                  G. Employee's Abilities. Employee represents that Employee's experience and capabilities, and the limited provisions of the immediately-preceding Section 6.F, are such that he will not be prevented from earning his livelihood in businesses similar to the Company, other than the "Competing Business," as specifically defined in the immediately preceding
Section 6.F. Employee acknowledges that there are a significant number of businesses for which his qualifications and experience would render him qualified for employment that are within the states and foreign countries referred to in Section 6.F. which do not constitute a "Competing Business" such that his ability to become employed after the termination or nonrenewal of this Agreement would not be impaired.

                  H. Non-Solicitation of Customers and Suppliers. Employee agrees that during the course of his employment with the Company (and for the period during which payments are made pursuant to Section 5.C hereof), and for a period of one (1) year thereafter, he shall not,



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directly or indirectly, solicit the trade of, or trade with, any past or present customer or supplier of the Company for any business purpose that competes directly or indirectly with the business undertaken by the Company.

                  I. Non-Solicitation of Employees. Employee agrees that during the course of his employment with the Company (and for the period during which payments are made pursuant to Section 5.C hereof) and for two (2) years following any termination or nonrenewal of Employee's employment with the Company, including, without limitation, termination by the Company For Cause or Without Cause, Employee shall not, directly or indirectly, solicit or induce, or attempt to solicit or induce, any employee of the Company to leave the Company for any reason whatsoever, or assist or participate in the hiring of any employee of the Company to work for another entity.

                  J. No Prior Agreements. Employee represents and warrants that Employee is not a party to or otherwise subject to or bound by the terms of any contract, agreement or understanding which in any manner would limit or otherwise affect Employee's ability to perform his obligations hereunder, including without limitation any contract, agreement or understanding containing terms and provisions similar in any manner to those contained in this Section 6. Employee further represents and warrants that his employment with the Company will not under any circumstances require him to disclose or use any confidential information belonging to prior employers or other persons or entities, or to engage in any conduct which may potentially interfere with the contractual, statutory or common-law rights of such other employers, persons or entities. In the event that Employee knows or learns of any facts whatsoever which suggest that such interference might arguably occur as the result of any proposed actions by either



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Employee or the Company, Employee expressly promises that he will immediately bring such facts to the Company's attention.

                  K. Remedies. In the event of a breach by Employee of any of the terms of this Agreement, the Company shall be entitled, if it shall so elect, to institute legal proceedings to obtain damages for any such breach, or to enforce the specific performance of this Agreement by Employee and to enjoin Employee from any further violation of this Agreement, and to exercise such remedies cumulatively or in conjunction with all other rights and remedies provided by law. Employee acknowledges and agrees that money damages for any breach by him of any of the provisions of this Agreement may be inadequate to compensate the Company for the injuries it may suffer as the result of any such breach, and accordingly that the Company shall be entitled to injunctive relief against Employee, in addition to money damages, in the event of any such breach by Employee.

                  L. Review by Counsel. Employee expressly acknowledges and represents that Employee has been given a full and fair opportunity to review this Agreement with an attorney of Employee's choice, and that Employee has satisfied himself, with or without consulting with counsel, that the terms and provisions of this Agreement, specifically including, but not limited to, the restrictive covenant and related provisions of Section 6 hereof, are reasonable and enforceable.

                  M. Return of Materials. Upon the termination or nonrenewal of Employee's employment with the Company for any reason, including without limitation termination by the Company For Cause or Without Cause, or at any time upon demand, Employee shall promptly deliver to the Company all Company property and materials, including without limitation all documents or other materials constituting, containing, referencing or relating to the "Confidential



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Information" referred to in this Section 6, and any other Company property of any nature whatsoever, including without limitation correspondence, computer disks or other electronically-stored information, drawings, blueprints, manuals, letters, notes, notebooks, reports, flow-charts, programs, proposals and any documents concerning the Company's customers, or concerning services, products or processes provided by or to, or used by, the Company.

                  N. Company-Created Materials. All material that may be furnished to the Employee, together with literature, rate schedules, customer lists, forms, filing systems and any other property, documents or other materials furnished or made available by the Company to the Employee, shall be and remain the property of the Company, and shall be returned by the Employee to the Company upon any termination or nonrenewal of employment or at any time upon demand.

                  O. Employee-Created Materials. All material created by the Employee during the term of his employment with the Company which is incidental to or related in any way to the Employee's employment, or to the Company's business, shall be the property of the Company, and shall be delivered to the Company upon any termination or nonrenewal of Employee's employment or at any time upon demand.

                  P. Definitions. For purposes of this Section 6, the term, "material(s)" shall include, but shall not be limited to, data stored in computers, voicemail or any other electronic, magnetic, or mechanical storage device, any passwords, codes or keys required to access all or any portion of such material, and the "Confidential Information" referred to in Section 6.A. hereof.



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         7. Conflict of Interest.

                  Employee covenants that, during the Term, he will disclose to the Company, in writing, any and all interests he may have, whether for profit or compensation or not, in any venture or activity which could potentially interfere with his ability to perform under this Agreement or create a conflict of interest for him with the Company. For purposes of this paragraph 7 only, "conflict of interest" shall mean ownership of greater than one percent (1%) of, or $250,000 worth of equity in, another company which conducts business similar to that undertaken by the Company.

         8. Notices.

                  All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered by hand or mailed, certified or registered mail, return receipt requested, with postage prepaid, at the following addresses or to such other address as either party may designate by like notice:

                  A.       If to Employee, to:

                           Frank Layland
                           17221 N. 60th Place
                           Scottsdale, AZ  85254


                           With a copy to:

                           Stephen Boatwright, Esquire
                           Gammage & Burnham
                           2 North Central, 18th Floor
                           Phoenix, AZ 85004

                  B.       If to Company, to:

                           JLL Ventures (Delaware) Corp.
                           7722 East Gray Road
                           Scottsdale, AZ 85260



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                           With a copy to:

                           Buchanan Ingersoll Professional Corporation
                           11 Penn Center, 14th Floor
                           1835 Market Street
                           Philadelphia, Pa.  19103
                           Attn.:  Stephen M. Cohen, Esquire

         9. Basic Indemnification.

                  Company shall indemnify and defend Employee and his heirs, executors and administrators against any costs or expense (including reasonable attorneys' fees and amounts paid in settlement, if such settlement is approved by the Company), fine, penalty, judgment and liability reasonably incurred by or imposed upon Employee in connection with any action, suit or proceeding, civil or criminal, to which Employee may be made a party or with which Employee shall be threatened, by reason of Employee's being or having been an employee, unless with respect to such matter Employee shall have been adjudicated in any proceeding not to have acted in good faith or in the reasonable belief that the action was in the best interests of the Company, or unless such indemnification is precluded by law, public policy, or in the judgment of the Company's Board of Directors, such indemnification is being sought as a result of actions of Employee which were either : (i) grossly negligent; (ii) reflective of Employee misconduct; (iii) in violation of rules, regulations or laws applicable to the Company; or (iv) in disregard of Company policies.

         10. Additional Provisions.

                  A. Binding Agreement. This Agreement, including without limitation its confidentiality, restrictive covenant and related provisions, shall inure to the benefit of, and be binding upon, the Company and its successors and assigns and Employee, his heirs, executors, administrators and legal representatives, subject to the provisions of Section 10.F. hereof, which



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expressly prohibits the assignment or delegation of any of Employee's personal rights or obligations hereunder.

                  B. Entire Agreement. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof, and cannot be modified orally. This Agreement supersedes all prior and contemporaneously-made written or oral agreements between the parties or between Employee and CNF relating to the subject matter hereof. No modification or waiver of any of the provisions hereof shall be effective unless set forth in a writing that specifically states that it is intended to be a modification of this Agreement and that is signed by the Chief Executive Officer of the Company.

                  C. Modification. If any provision(s) of this Agreement shall be or shall become illegal or unenforceable in whole or in part, for any reason whatsoever, the remaining provisions shall nevertheless be deemed valid, binding and subsisting, and any invalid or unenforceable provision(s) shall be deemed modified to the least extent possible so as to make them valid and enforceable and so as to give the maximum effect allowable by law to the parties' original intent as expressed by the terms hereof.

                  D. No Waiver. No failure on the part of the Company to exercise, and no delay by the Company in exercising, any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise by the Company of any right, power or remedy hereunder, preclude any other or further exercise thereof, or the exercise of any other right, power or remedy by the Company.

                  E. Person. "Person" as used herein shall mean a natural person, joint venture, corporation, partnership, trust, estate, sole proprietorship, governmental agency or authority or other juridical entity.



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

                  F. Personal Services Contract. This is a personal services contract and the rights and obligations set forth herein may not be assigned or delegated by Employee, except as otherwise specifically provided in this Agreement with respect to benefits payable upon Employee's disability or death, without the express, written consent of the Company. This Agreement shall be binding upon and inure to the benefit of the Company, its successors and assigns. This Agreement may be assigned by the Company to any party, without the consent of Employee. The transfer of Employee to any parent, affiliate or subsidiary of the Company shall constitute an assignment of this Agreement.

                  G. Headings. The headings of the several sections of this Agreement have been inserted for convenience of reference only and shall in no way be used to restrict, modify, or explain any of the terms or provisions hereof.

                  H. Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware, without regard to its, or any other sovereignty's, conflicts of laws principles. The parties agree that any claims brought pursuant to this Agreement shall be brought in a court of competent jurisdiction located in Phoenix, Arizona.

                  I. Tolling Period. The non-competition, non-disclosure and non-solicitation obligations contained in Section 6 of this Agreement shall be extended by the length of time during which Employee shall have been in breach of any of the provisions of such Section 6.

                  J. Company Violation Not a Defense. In an action by the Company to enforce any provision of this Agreement, any claims asserted by Employee against the Company shall not constitute a defense to the Company's action.

                  K. Release. In consideration of Executive's employment hereafter with the Company, Executive acknowledges and represents that, with the exception of ordinary course



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

reimbursement of business expenses and accrued vacations reflected within the financial statements of CNF, Inc., he has no outstanding claims of any kind whatsoever, including but not limited to, any claim for outstanding indebtedness, past salary, reimbursements, or benefits of any type against CNF or any of its affiliates or subsidiaries and that if he has any such claim, any and all such claims are hereby forever waived and released.

                  L. Construction. This Agreement shall be construed according to the plain meaning of its terms, and not strictly for or against either party hereto.

                  M. Counterparts. This Agreement may be executed in counterpart, and the counterparts, taken together, shall constitute the entire Agreement. The Agreement may further be executed by facsimile transmission, and the facsimile signatures may be deemed original signatures for all purposes, including for purposes of the Best Evidence Rule and all other rules or doctrines of similar effect.




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

         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed on the date first above written.


         IMPORTANT NOTICE: THIS AGREEMENT RESTRICTS EXECUTIVE'S RIGHTS TO OBTAIN OTHER EMPLOYMENT FOLLOWING HIS EMPLOYMENT WITH THE COMPANY. BY SIGNING IT, EXECUTIVE ACKNOWLEDGES THIS FACT, AND FURTHER ACKNOWLEDGES THAT HE HAS BEEN ADVISED BY THE COMPANY TO READ THE AGREEMENT CAREFULLY, AND/OR TO CONSULT WITH COUNSEL OF HIS CHOICE CONCERNING THE LEGAL EFFECTS OF SIGNING THE AGREEMENT, PRIOR TO SIGNING IT.



By:_/s/ Vincent J. Marold__________         Dated:______________________________
     Vincent J. Marold, President


By:_/s/ Frank Layland______________         Dated:______________________________
     Frank Layland as Executive


WITNESS:


___________________________________





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